UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2022
FLEX LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Changi South Lane, Singapore		486123
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (65) 6876-9899
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01 Other Events.

TPG Rise Climate Investment in Nextracker

On February 2, 2022, Flex Ltd. (the “Company”) issued a press release (the “Press Release”) announcing the closing of the sale of Series A convertible preferred units of Nextracker LLC (“Nextracker LLC” or “Nextracker”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Issuance and Sale of Series A Preferred Units of Nextracker

As announced publicly by the Company, on February 1, 2022, affiliates of the Company entered into a purchase agreement (the “Purchase Agreement”) with TPG Rise Flash, L.P., a Delaware limited partnership, which is managed or advised by TPG Rise Climate, TPG, Inc.’s dedicated renewables and climate investing fund (“TPG Rise”), for the sale of 500,000 Series A Preferred Units (the “Preferred Units”) in Nextracker LLC for an aggregate purchase price of $500,000,000 (the “Preferred Sale”). TPG Rise’s investment in approximately 16.67% of Nextracker LLC reflects an implied value for Nextracker LLC as of the date of the investment of $3.00 billion.

Dividends. The Preferred Units have a dividend rate of 5% per annum, payable semi-annually, up to 100% of which (less an amount necessary to fund TPG Rise’s tax obligations) may be payable in kind during the first two years following the closing of the Preferred Sale, and 50% of which may be payable in kind thereafter.

Conversion Ratio. The Preferred Units will be automatically converted into common units of Nextracker LLC upon a qualified initial public offering (a “Qualified Public Offering”) and TPG Rise may elect to convert the Preferred Units into common units at any time after March 31, 2023. Subject to certain exceptions, for any mandatory or optional conversion, the conversion ratio for each Preferred Unit will be based on a deemed value of Nextracker LLC equal to the lesser of $3.00 billion and the implied equity valuation of Nextracker LLC determined by the underwriters engaged in connection with a Qualified Public Offering. If a Qualified Public Offering occurs by March 31, 2023 with an implied equity valuation greater than $3.75 billion, then the conversion ratio will be adjusted upwards based on a deemed value of Nextracker LLC equal to $3.20 billion. If a Qualified Public Offering occurs after March 31, 2023 with an implied equity valuation between $2.70 billion and $3.00 billion, then the conversion ratio will be based on a deemed value of Nextracker LLC equal to $3.00 billion. If a Qualified Public Offering occurs after March 31, 2023 with an implied equity valuation of less than $2.70 billion, then the conversion ratio will be based on a deemed value equal to the implied equity valuation of Nextracker LLC in the Qualified Public Offering divided by 90%. If TPG Rise elects to convert the Preferred Units prior to an initial public offering, the conversion ratio shall be based on a deemed value of Nextracker LLC equal to $3.00 billion.

Repurchase. At TPG Rise’s election, the Company is required to repurchase all of the outstanding Preferred Units at their liquidation preference, which shall include all contributed but unreturned capital plus accrued but unpaid dividends, at the earlier of certain change in control events and February 2, 2028. Additionally, if Nextracker has not completed a Qualified Public Offering prior to February 2, 2027, then TPG Rise may cause the Company to repurchase all of the outstanding Preferred Units at their fair market value (determined by a mutually agreeable third-party appraiser).

Voting Rights. The Preferred Units will vote together with the common units of Nextracker as a single class in all matters that are subject to a vote by common unitholders. In connection with the Preferred Sale, TPG Rise has the right to designate two members of the Board of Nextracker LLC; if, however, TPG Rise owns Preferred Units or common units with a fully diluted ownership percentage of less than 10% but more than 5%, the number of Board members that TPG Rise will be entitled to designate will be reduced to one. TPG Rise has initially designated Jonathan Coslet and Steven Mandel, and accordingly, Nextracker LLC has, as of the date of the Preferred Sale, appointed Messrs. Coslet and Mandel to the Board of Nextracker LLC. So long as at least 51% of the Preferred Units remain outstanding, the consent of the holders of the Preferred Units must be obtained prior to taking certain actions regarding Nextracker LLC, including, but not limited to, changes to the terms of the Preferred Units that adversely affect the rights of holders of the Preferred Units, certain incurrences of indebtedness by Nextracker, certain capital expenditures, acquisitions or dispositions by Nextracker, and changes to the Board and management of Nextracker.

Conversion to Limited Liability Company. In connection with the Preferred Sale, Nextracker Inc. (the predecessor to Nextracker LLC) was converted to a limited liability company and will remain a subsidiary of the Company until the disposition of the securities of Nextracker LLC, in an initial public offering or other corporate transaction. The conversion of Nextracker Inc. is intended to facilitate an initial public offering in the future through what is commonly referred to as an umbrella partnership-C Corporation or an “Up-C” structure.

Separation and Transition Services Agreements. At the closing of the Preferred Sale, the Company, Flextronics International USA, Inc. and Nextracker LLC entered into a separation agreement to formally separate the operations of the two businesses and have agreed to a transition services agreement to transition the Nextracker business into a separate business. The Company will report the Nextracker business as a separate operating segment in the future.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.
99.1	Press release, dated February 2, 2022, issued by Flex Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: February 2, 2022

	By:	/s/ Paul R. Lundstrom
		Name: Title:	Paul R. Lundstrom Chief Financial Officer

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